 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014 (September 8, 2014)

GRAY TELEVISION, INC.

(Exact name of registrant as specified in its charter)

Georgia (State of incorporation or organization)	1-13796 (Commission File Number)	58-0285030 (IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, GA (Address of Principal Executive Offices)	30319 (Zip Code)

Registrant’s telephone number, including area code: (404) 504-9828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On September 8, 2014, Gray Television, Inc. intends to make a presentation to prospective lenders in connection with a proposed amendment to its senior credit facility. The proposed amendment is intended to provide proceeds to be used to finance a portion of the purchase price to complete the Company’s previously disclosed and pending acquisition of the outstanding capital stock of WJRT Acquisition, Inc. and WTVG Acquisition, Inc. from SJL Holdings, LLC and SJL Holdings II, LLC. On September 5, 2014, the Federal Communication Commission granted its consent to this acquisition. The Company currently expects to complete this acquisition in the third quarter of 2014.

This presentation is expected to include certain strategic business and financial information relating to the Company’s historical and expected results of operations and financial condition (after giving effect to various completed and pending acquisitions).

A copy of the slides to be used in connection with such presentation is furnished as Exhibit 99.1 hereto and incorporated herein by this reference.

The information set forth under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)                     Exhibits.

Number	Exhibit

99.1	Prospective lender meeting slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

Date: September 8, 2014	By:	/s/ James C. Ryan
Name: James C. Ryan Title: Chief Financial Officer and Senior Vice President

Exhibit List

Number	Exhibit

99.1	Prospective lender meeting slides

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